UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification
Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant's telephone number (952) 548-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2013, Table Trac held its annual shareholder meeting. The items voted on at the meeting and the results of such voting are set forth below:

(1) The shareholders elected five directors to serve as members of the registrant’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Chad Hoehne	1,836,301	137,925
Glenn Goulet	1,884,401	89,825
Steven A. Browne	1,905,401	68,825
Louis Fornetti	1,919,901	54,325
Gary Loebig	1,883,901	90,325

(2) The shareholders approved the registrant’s executive compensation, as described in the registrant’s proxy statement. There were 1,902,276 votes cast for the proposal; 71,700 votes were cast against the proposal; and 250 votes abstained.

(3) The shareholders approved an annual frequency vote on the compensation of the registrant’s named executive officers. There were 1,830,176 votes cast for triennial frequency; 0 votes cast for biennial frequency; 89,975 votes cast for annual frequency; and 54,075 votes abstained.

(4) The shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013. There were 3,164,281 votes cast for the proposal; 112,324 votes cast against the proposal; and 250 votes abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.

By: /s/ Brian Hinchley
Brian Hinchley
Chief Financial Officer

Dated: August 14, 2013